NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OF THE FOLLOWING INFORMATION FROM ANY INSTRUMENT THAT TRANSFERS AN INTEREST IN REAL PROPERTY BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER'S LICENSE NUMBER.

FIRST LIEN DEED OF TRUST

(Ojival II)

Terms

Date: April 28, 2023

Grantor: FRONTERA GROUP, INC.
Grantor's Mailing Address: 701 S. Carson Street, Suite 200
Carson City, NV 89701

Trustee: William P. Cantu
Trustee's Mailing Address: 4403 W. Military Hwy, Suite 703
McAllen, Texas 78503

Lender: TEXAS G&S INVESTMENTS, INC.
Lender's Mailing Address: 4403 W. Military Hwy, Suite 703
McAllen, Texas 78503

Real Estate Lien Note (incorporated by reference)("Note"):

Date: April 28, 2023
Original principal amount: $2,500,000
Borrower: FRONTERA GROUP, INC.
Lender: TEXAS G & S INVESTMENTS, INC.
Maturity date: April 28, 2028

Net Profits Agreement (incorporated by reference):

Date: April 28, 2023
Net Profits Interest: Variable Percentages
Assignor: FRONTERA GROUP, INC.

Assignee: TEXAS G & S INVESTMENTS, INC.
Maturity date: April 28, 2028

Property (including any improvements):

The real property located in Hidalgo County, Texas known as Lots 1-9, 24-30 and 34, all in Block 32, TEXAN GARDENS SUBDIVISION, Hidalgo County, Texas, as per map or plat thereof recorded in Volume 8, Pages 57-58, Map Records, Hidalgo County, Texas (the "Property").

Prior Lien: None

Other Exceptions to Conveyance and Warranty:

This conveyance is made and accepted subject to the following matters, to the extent same are in effect at this time: any and all restrictions, covenants, conditions and easements, if any, relating to the hereinabove described property, but only to the extent they are still in effect, shown of record in the hereinabove mentioned County and State, and to all zoning laws, regulations and ordinances of municipal and/or other governmental authorities, if any, but only to the extent that they are still in effect, relating to the hereinabove described property.

For value received and to secure payment of the Note, the Net Profits Agreement and all future indebtedness of Grantor to Lender, Grantor conveys the Property to Trustee in trust. Grantor warrants and agrees to defend the title to the Property, subject to the Other Exceptions to Conveyance and Warranty. On payment of the Note and the amounts due under the Net Profits Agreement and all other amounts secured by this deed of trust, this deed of trust will have no further effect, and Lender will release it at Grantor's expense.

Clauses and Covenants

A. Grantor's Obligations

Grantor agrees to:

1. keep the Property in good repair and condition;

2. pay all taxes, assessments and insurance on the Property before delinquency;

3. defend title to the Property subject to the Other Exceptions to Conveyance and Warranty and preserve the lien's priority as it is established in this deed of trust;

4. maintain, in a form acceptable to Lender, an insurance policy that:

   a. covers all improvements for their full insurable value as determined when the policy is issued and renewed, unless Lender approves a smaller amount in writing;

b. contains an 80 percent coinsurance clause;

c. provides fire and extended coverage, including windstorm coverage;

d. protects Lender with a standard mortgagee clause;

e. provides flood insurance at any time the Property is in a flood hazard area; and

f. contains such other coverage as Lender may reasonably require;

5. comply at all times with the requirements of the 80 percent coinsurance clause;

6. deliver the insurance policy to Lender within ten days of the date of this deed of trust and deliver renewals to Lender at least fifteen days before expiration;

7. deliver to Lender, before each year's ad valorem taxes become delinquent, evidence that all ad valorem taxes on the Property have been paid;

8. obey all laws, ordinances, and restrictive covenants applicable to the Property;

9. keep any buildings occupied as required by the insurance policy; and

10. in the event of a default under this deed of trust, upon the request of Lender, to deposit monthly with the Note payment, in escrow with Lender a pro rata part of the estimated annual ad valorem taxes and casualty insurance premiums for the Property. Grantor shall pay any deficiency relating to such escrows within thirty (30) days after notice from Lender. Grantor's failure to pay any such deficiency will be default under this deed of trust.

B. Lender's Rights

1. Lender may appoint in writing a substitute trustee, succeeding to all rights and responsibilities of Trustee.

2. If the proceeds of the Note are used to pay any debt secured by prior liens, Lender is subrogated to all the rights and liens of the holders of any debt so paid.

3. Lender may apply any proceeds received under the insurance policy either to reduce the Note or to repair or replace damaged or destroyed improvements covered by the policy. If the Property is Grantor's primary residence and Lender reasonably determines that repairs to the improvements are economically feasible, Lender will make the insurance proceeds available to Grantor for repairs.

4. Notwithstanding note terms to the contrary, and unless applicable law prohibits, all payments received by Lender from Grantor under the Note or this deed of trust may, at

Lender's discretion, be applied first to amounts payable under this deed of trust and then to amounts due and payable to Lender under the Note, to be applied to late charges, principal, or interest in the order Lender in its discretion determines.

5. If Grantor fails to perform any of Grantor's obligations, Lender may perform those obligations and be reimbursed by Grantor on demand for any amounts so paid, including attorney's fees, plus interest on those amounts from the dates of payment at the rate stated in the Note for matured, unpaid amounts. The amount to be reimbursed will be secured by this deed of trust.

6. If there is a default on the Note or the Net Profits Agreement or if Grantor fails to perform any of Grantor's obligations and the default continues after any required notice of the default and the time allowed to cure, Lender may:

   a. declare the unpaid principal balance and earned interest on the Note immediately due; and declare amounts due under the Net Profits Agreement immediately due;

   b. direct Trustee to foreclose this lien, in which case Lender or Lender's agent will cause notice of the foreclosure sale to be given as provided by the Texas Property Code as then in effect; and

   c. purchase the Property at any foreclosure sale by offering the highest bid and then have the bid credited on the Note.

7. Lender may remedy any default without waiving it and may waive any default without waiving any prior or subsequent default.

C. Trustee's Rights and Duties

If directed by Lender to foreclose this lien, Trustee will:

1. either personally or by agent give notice of the foreclosure sale as required by the Texas Property Code as then in effect;

2. sell and convey all or part of the Property "AS IS" to the highest bidder for cash with a general warranty binding Grantor, subject to the Prior Lien and to the Other Exceptions to Conveyance and Warranty and without representation or warranty, express or implied, by Trustee;

3. from the proceeds of the sale, pay, in this order:

   a. expenses of foreclosure, including a reasonable commission to Trustee;

   b. to Lender, the full amount of principal, interest, attorney's fees, and other charges due and unpaid;

c. any amounts required by law to be paid before payment to Grantor; and

d. to Grantor, any balance; and

4. be indemnified by Lender against all costs, expenses, and liabilities incurred by Trustee for acting in the execution or enforcement of the trust created by this deed of trust, which includes all court and other costs, including attorney's fees, incurred by Trustee in defense of any action or proceeding taken against Trustee in that capacity.

D. General Provisions

1. If any of the Property is sold under this deed of trust, Grantor must immediately surrender possession to the purchaser. If Grantor fails to do so, Grantor will become a tenant at sufferance of the purchaser, subject to an action for forcible detainer.

2. Recitals in any trustee's deed conveying the Property will be presumed to be true.

3. Proceeding under this deed of trust, filing suit for foreclosure, or pursuing any other remedy will not constitute an election of remedies.

4. This lien will remain superior to liens later created even if the time of payment of all or part of the Note is extended or part of the Property is released.

5. If any portion of the Note cannot be lawfully secured by this deed of trust, payments will be applied first to discharge that portion.

6. Grantor assigns to Lender all amounts payable to or received by Grantor from condemnation of all or part of the Property, from private sale in lieu of condemnation, and from damages caused by public works or construction on or near the Property. After deducting any expenses incurred, including attorney's fees and court and other costs, Lender will either release any remaining amounts to Grantor or apply such amounts to reduce the Note. Lender will not be liable for failure to collect or to exercise diligence in collecting any such amounts. Grantor will immediately give Lender notice of any actual or threatened proceedings for condemnation of all or part of the Property.

7. Grantor assigns to Lender absolutely, not only as collateral, all present and future rent and other income and receipts from the Property. Grantor warrants the validity and enforceability of the assignment. Grantor may as Lender's licensee collect rent and other income and receipts as long as Grantor is not in default under the Note or this deed of trust. Grantor will apply all rent and other income and receipts to payment of the Note and performance of this deed of trust, but if the rent and other income and receipts exceed the amount due under the Note and deed of trust, Grantor may retain the excess. If Grantor defaults in payment of the Note or performance of this deed of trust, Lender may terminate Grantor's license to collect rent and other income and then as Grantor's agent may rent the Property and collect all rent and other income and receipts. Lender neither has nor assumes any obligations as lessor or landlord with respect to any occupant of the Property. Lender

may exercise Lender's rights and remedies under this paragraph without taking possession of the Property. Lender will apply all rent and other income and receipts collected under this paragraph first to expenses incurred in exercising Lender's rights and remedies and then to Grantor's obligations under the Note and this deed of trust in the order determined by Lender. Lender is not required to act under this paragraph, and acting under this paragraph does not waive any of Lender's other rights or remedies. If Grantor becomes a voluntary or involuntary debtor in bankruptcy, Lender's filing a proof of claim in bankruptcy will be deemed equivalent to the appointment of a receiver under Texas law.

8. Interest on the debt secured by this deed of trust will not exceed the maximum amount of nonusurious interest that may be contracted for, taken, reserved, charged, or received under law. Any interest in excess of that maximum amount will be credited on the principal of the debt or, if that has been paid, refunded. On any acceleration or required or permitted prepayment, any such excess will be canceled automatically as of the acceleration or prepayment or, if already paid, credited on the principal of the debt or, if the principal of the debt has been paid, refunded. This provision overrides any conflicting provisions in this and all other instruments concerning the debt.

9. In no event may this deed of trust secure payment of any debt that may not lawfully be secured by a lien on real estate or create a lien otherwise prohibited by law.

10. Lender may, at its option, declare immediate due and payable all sums secured by this deed of trust upon the sale or transfer, without the Lender's prior written consent, of all or any part of the Property, or any interest in the Property. A "sale or transfer" means the conveyance or transfer of the Property or any part thereof or any right, title or interest therein; whether legal or equitable; whether voluntary or involuntary; whether by outright sale, deed, gift, installment sale contract, land contract, contract for deed, leasehold interest with a term granter than one (1) year, lease-option contract, or by sale, assignment of transfer of any beneficial interest in or to any land trust holding title to the Property by any other method of conveyance of property interest. If any Grantor is a corporation, partnership or limited liability company, transfer also includes any change of ownership of more than twenty percent (20%) of the voting stock or partnership or company interest, as the case may be, of Grantor.

11. When the context requires, singular nouns and pronouns include the plural.

12. The term *Note* includes all extensions and renewals of the Note and all amounts secured by this deed of trust.

13. This deed of trust binds, benefits, and may be enforced by the successors in interest of all parties.

14. If Grantor and Borrower are not the same person, the term *Grantor* includes Borrower.

15. Grantor and each surety, endorser, and guarantor of the Note waive all demand for payment, presentation for payment, notice of intention to accelerate maturity, notice of

At

acceleration of maturity, protest, and notice of protest, to the extent permitted by law.

16. Grantor agrees to pay reasonable attorney's fees, trustee's fees, and court and other costs of enforcing Lender's rights under this deed of trust if this deed of trust is placed in the hands of an attorney for enforcement.

17. If any provision of this deed of trust is determined to be invalid or unenforceable, the validity or enforceability of any other provision will not be affected.

Executed this 28th day of April 2023.

GRANTOR:

FRONTERA GROUP, INC.,
A Nevada corporation

By: ______________________
K. Bryce Toussaint, President

ACKNOWLEDGEMENT

STATE OF TEXAS §
§
COUNTY OF HIDALGO §

This document was acknowledged before me on this 28th day of April 2023, by K. Bryce Toussaint, President of Frontera Group, Inc., a Nevada corporation on behalf of said corporation in the capacity stated.

____
Notary Public, State of Texas

NORMA LINDA SOLIS
NOTARY PUBLIC
STATE OF TEXAS
ID 128329147
EXP. 07-16-2026

AFTER RECORDING, RETURN TO:

Texas G&S Investments, Inc.
4403 W. Military Hwy, Suite 703
McAllen, Texas 78503